EXHIBIT 4.3

Loan Contract

Signing date: October 14, 2020

Lender (Party A): Yan Haigang

Borrower (Party B): Shanxi Jinxuan Investment Co., Ltd.

Whereas, Party B intends to borrow money from Party A for its business and daily operation, now therefore, in consideration of the mutual promises and covenants set forth herein, the Parties, intending to be legally bound, hereby make and enter into this Loan Contract.

I.	Loan Amount

The Lender (Party A) will provide the Borrower (Party B) with an amount of borrowing of RMB (in words) twenty million only (￥20,000,000).

II.	Loan Term and Purpose
1.

The loan term hereunder continues for 14 months, commencing on October 14, 2020 and ending on December 31, 2021. In the event of any conflict between the actual arrival date of the loan and the starting date of the loan, the former shall prevail, and the loan term shall be extended accordingly.

2.	The loan shall be intended for Party B's business and daily operation expenses only.
III.	Loan Interest Rate

The loan hereunder is the cash provided by Party B's indirect controlling shareholder (Lender) to support the Party B's operations, bearing no interest.

IV.	Loan Release

Both Parties agree that Party A shall remit the loan to the Borrower's following account by bank transfer.

Designated receiving account number:

Bank Name: Industrial Bank Co., Ltd. Taiyuan Branch

Account Name: Shanxi Jinxuan Investment Co., Ltd.

V.	Representations and Warranties of the Borrower
1.

The Borrower (Party B), a civil entity incorporated under the law and legally existing, has all necessary capacities for rights and acts, and is capable of performing its obligations hereunder and assuming corresponding liabilities in its own name.

2.

The signing and performance of this Contract by the Borrower (Party B) is the real expression of the Borrower's intention, and is free of any legal flaws as determined or authorized by the authorized decision-making and approval agency of the Borrower.

VI.	Rights and Obligations of the Lender

The Lender (Party A) has the right to inspect and supervise the Borrower (Party B) in respect of its loan usage, operating conditions, financial conditions, liabilities and external guarantees and other information and conditions, in which the Borrower shall cooperate by faithfully providing related materials and reporting related information in a timely manner, if required by the Lender.

VII.	Rights and Obligations of the Borrower
1.	The Borrower shall not use the loan hereunder for purposes other than for that agreed herein.
2.	The Borrower shall repay the principal of the loan hereunder subject to the time, amount and currency agreed herein.
3.	The Borrower shall notify the Lender in writing within five days upon the occurrence or potential occurrence of any behavior or event that may affect its ability to repay.
VIII.	Prepayment

Prepayment may, with the Lender's consent, be made if so required by the Borrower.

IX.	Dispute Settlement

Any dispute or controversy arising out of or relating to this Contract shall be settled by the Parties through negotiation. Should such negotiation fail, such dispute or controversy may be referred to the court having competent jurisdiction over the Lender. Those terms and conditions contained herein not in dispute shall survive the dispute period.

X.	Effectiveness
1.	This Contract shall be established upon the signing and sealing by both Parties, effective from the date when the Lender pays the loan.
2.

Any change to this Contract shall be made in writing by the Parties upon negotiation. The changed clause or agreement constitutes a part of this Contract, with the same legal force and effect as this Contract. Except for the changed part, other parts hereof shall still be valid; the original clause hereof shall still be valid until the changed part takes effect.

3.	This Contract may be executed in three counterparts, one for the Lender, and two for the Borrower.

Signing at: Company Office, China Resources Building, Wanbailin District, Taiyuan City, Shanxi Province

Signing on: October 14, 2020

Lender (Signature): Yan Haigang (fingerprinted)

Borrower (Seal):	Seal of Shanxi Jinxuan Investment Co., Ltd. 1401091007342

Legal Representative or Authorized Representative (Signature): Guo Xiangyang

借款协议延期协议

Extension agreement on the loan agreement

出借方（甲方）：闫海岗

Lender (Party A): Yan Haigang

借款方（乙方）：山西晋轩投资有限公司

Borrower (Party B): Shanxi Jinxuan Investment Co., Ltd.

本协议中的所有术语，除非另有说明，否则其定义与山西晋轩投资有限公司和闫海岗于2020年10月14日签订的合同《借款合同》（以下简称“原合同”）中的定义相同。

All terms in the Agreement, unless otherwise stated, are defined the same as those in the Loan Contract (hereinafter referred to as the "Original Contract") signed between Shanxi Jinxuan Investment Co., Ltd. and Yan Haigang on October 14, 2020.

鉴于：

Whereas:

原合同第二条1中条款中借款期限即将到期。甲乙双方本着互利互惠的原则，经友好协商，依据实际情况，在原合同的基础上变更合同条款部分内容，特订立此补充协议。

The term of borrowing in Article 2.1 of the Original Contract is about to expire. Through friendly negotiations and in the principle of mutual benefit, Party A and Party B hereby enter into this supplementary agreement with respect to certain changes made to the contract terms on the basis of the Original Contract.

一、协议内容变更部分为：

I.The Agreement is changed as follows:

第二条借款期限及用途

Article 2 Term and Purpose

1.借款期限由原来2020年10月14日至2021年12月31日，延期至2022年12月31日止。
1.The term of the borrowing is from October 14, 2020 to December 31, 2021, and extended to December 31, 2022.

二、本协议生效后，即成为原合同不可分割的组成部分，与原合同具有同等的法律效力。

II.After the Agreement comes into effect, it will become an integral part of the Original Contract and have the same legal effect as the Original Contract.

除本协议中明确修改的条款外，原合同的其余部分应完全继续有效。

Except for the provisions expressly modified in the Agreement, the rest part of the Original Contract shall remain in full force and effect.

本协议与原合同有相互冲突时，以本协议为准。

In case of any conflict between the Agreement and the Original Contract, the Agreement shall prevail.

三、本协议一式两份，甲方执一份，乙方执一份，具有同等法律效力。自双方签字盖章之日起生效。

III.The Agreement is made in duplicate, one for Party A and one for Party B, with the same legal effect. Effective from the date of signature and seal by the Parties.

出借人（签字）：	闫海岗
Lender (signature):	Yan Haigang

借款人（盖章）：山西晋轩投资有限公司
Borrower (seal): Shanxi Jinxuan Investment Co., Ltd.

法定代表人（签字）：	郭相暘
Legal representative (signature):	Guo Xiangyang

签订日期：2021年12月31日
Signed on: December 31, 2021